Exhibit 99.1

AGILYSYS ANNOUNCES RECORD REVENUE OF $93.4M IN FISCAL 2027 SECOND QUARTER

Inclusive of Subscription Revenue Growth of 32.6% and

Quarter Adjusted EBITDA of 25.9%

Raises Full-Year Fiscal 2027 Guidance Levels: Total Revenue Range to $374M to $378M and

Subscription Revenue Growth to At Least 34%

ALPHARETTA, GA – October 26, 2026 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its fiscal 2027 second quarter ending September 30, 2026.

Summary of Fiscal 2027 Second Quarter Financial Results

•
Total net revenue increased 17.7% to a record $93.4 million compared to total net revenue of $79.3 million in the comparable prior-year period.
•
Recurring revenue (comprising subscription and maintenance charges) was a record $62.2 million, 66.6% of total net revenue, compared to $51.0 million, 64.3% of total net revenue for the same period in fiscal 2026. Subscription revenue increased 32.6% year-over-year and was 71.2% of total recurring revenue compared to 65.5% of total recurring revenue in the second quarter of fiscal 2026.
•
Gross margin was 64.6% in the fiscal 2027 second quarter compared to 61.7% in the comparable prior-year period.
•
Net income in the fiscal 2027 second quarter was $13.2 million, $0.46 per diluted share, compared to $11.7 million, $0.41 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $24.1 million compared to $16.4 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.67 per share in the fiscal 2027 second quarter compared to $0.40 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2027 second quarter was $14.8 million compared to free cash flow of $15.0 million in the fiscal 2026 second quarter (reconciliation included in financial tables). Ending cash balance was $137.6 million compared to ending cash balance of $116.9 million as of fiscal 2026 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Revenue was a record $93.4 million during Q2 Fiscal 2027, the 19th consecutive record revenue quarter, driven by subscription growth of 32.6%.

Q2 Fiscal 2027 one-time product revenue was higher than expected as the hospitality industry continues to increase its investments in modern point of sale (POS) technology solutions. The industry also continues to move forward in earnest to implement the modern, cloud-native ecosystem of software solutions that allows them to improve operational efficiencies and deliver great guest experiences. Q2 Fiscal 2027 was yet another record sales quarter, the best ever Q2 July to September sales period, keeping total backlog at record levels despite strong implementation and delivery results.

The business continues to grow ahead of our previous expectations. As a result, we are once again raising full fiscal year total annual revenue guidance to now be in the range of $374 million to $378 million, driven among other things, by an increase in subscription revenue growth, now expected to increase by at least 34% year over year. We expect full fiscal year Adjusted EBITDA to be 25% of revenue, higher than the prior expectation of 24%,” Srinivasan concluded.

Fiscal 2027 Outlook

The Company is raising full year subscription revenue growth guidance of at least 32% year-over-year to at least 34% and full year fiscal 2027 total revenue to be $374 million to $378 million. Adjusted EBITDA expectations are also increasing to 25% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “The second quarter of the fiscal year has continued to yield strong results. The teams are continuing to execute at elevated levels across the board, driven by a sustained high level of sales demand and project implementation velocity. We are pleased to be in a position once again to increase our full year expectations as a result of this continued momentum. The company is well positioned to continue to execute against the current forecasted plan during the second half of the fiscal year.”

2027 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 26, 2026, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BIac8a5e2d79e747db9c282b61d3c6416b. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2027 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2027 guidance, maintaining sales momentum, the company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate and tax events as defined in the accompanying tables and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys delivers state-of-the-art software and services built exclusively for hospitality, helping organizations go beyond traditional property management (PMS), point-of-sale (POS), and food and beverage inventory and procurement systems. Its best-in-class solutions operate independently or as a unified ecosystem that connects data and workflows across an operation, property or enterprise. Powered by intelligent guest profiles, data-driven capabilities, and embedded artificial intelligence (AI), Agilysys is architected on a unified data model with a single set of APIs that create shared operational memory across all systems, enabling guest-specific insights to be acted on in real time at any touchpoint. Agilysys delivers advantage through pace and integration, transforming hospitality technology from a system of record into a system of action that accelerates innovation and the rapid delivery of new capabilities. Agilysys serves a 100% hospitality customer base, including hotels and resorts, casinos, cruise lines, corporate and campus dining, healthcare, senior living, and entertainment venues worldwide. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Vice President Investor Relations & Operations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2026	2025	2026	2025
Net revenue:
Subscription and maintenance	$62,160	$50,955	$119,902	$99,579
Professional services	19,210	18,249	38,803	36,347
Products	11,990	10,095	22,333	20,050
Total net revenue	93,360	79,299	181,038	155,976
Cost of goods sold:
Subscription and maintenance	12,614	10,850	25,340	20,833
Professional services	13,267	13,445	25,928	26,645
Products	7,172	6,037	13,805	12,236
Total cost of goods sold	33,053	30,332	65,073	59,714
Gross profit	60,307	48,967	115,965	96,262
Gross profit margin	64.6%	61.7%	64.1%	61.7%
Operating expenses:
Product development	19,846	17,825	40,091	35,280
Sales and marketing	11,479	9,781	23,675	21,574
General and administrative	11,294	10,164	22,404	20,920
Depreciation of fixed assets	849	964	1,675	1,908
Amortization of internal-use software and intangibles	1,421	1,432	2,848	2,890
Other (gains) charges, net	170	(5,456)	287	(5,203)
Legal settlements, net	—	110	—	225
Total operating expense	45,059	34,820	90,980	77,594
Operating income	15,248	14,147	24,985	18,668
Other income (expense):
Interest income	1,066	346	2,056	793
Interest expense	(73)	(56)	(142)	(273)
Other income (expense), net	501	1,274	654	1,372
Income before taxes	16,742	15,711	27,553	20,560
Income tax provision	3,565	4,001	5,384	3,960
Net income	$13,177	$11,710	$22,169	$16,600

Weighted average shares outstanding - basic	28,142	27,882	28,122	27,838

Net income per share - basic:	$0.47	$0.42	$0.79	$0.60

Weighted average shares outstanding - diluted	28,577	28,397	28,500	28,348

Net income per share - diluted:	$0.46	$0.41	$0.78	$0.59

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2026 (Unaudited)	March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$137,558	$116,894
Accounts receivable, net of allowance for expected credit losses of $859 and $1,105, respectively	41,108	43,069
Contract assets	5,969	4,438
Inventories	10,445	7,529
Prepaid expenses and other current assets	12,417	12,201
Total current assets	207,497	184,131
Property and equipment, net	13,048	13,950
Operating lease right-of-use assets	12,381	13,823
Goodwill	132,372	133,908
Intangible assets, net	63,379	66,359
Deferred income taxes, non-current	54,787	58,069
Other non-current assets	12,014	11,288
Total assets	$495,478	$481,528
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,331	$12,445
Contract liabilities	69,639	83,009
Accrued liabilities	18,333	24,333
Operating lease liabilities, current	5,099	5,323
Total current liabilities	108,402	125,110
Deferred income taxes, non-current	10,189	10,144
Operating lease liabilities, non-current	12,120	13,721
Other non-current liabilities	7,034	5,762
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,215,472 and 28,166,478 shares outstanding at September 30, 2026 and March 31, 2026, respectively	10,003	10,003
Treasury shares, 5,126,816 and 5,175,810 at September 30, 2026 and March 31, 2026, respectively	(1,539)	(1,554)
Capital in excess of stated value	143,883	131,632
Retained earnings	221,940	199,771
Accumulated other comprehensive loss	(16,554)	(13,061)
Total shareholders' equity	357,733	326,791
Total liabilities and shareholders' equity	$495,478	$481,528

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	September 30,
(In thousands)	2026	2025

Operating activities
Net income	$22,169	$16,600
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on asset disposals	—	2
Depreciation of fixed assets	1,675	1,908
Amortization of internal-use software and intangibles	2,848	2,890
Amortization of developed technology acquired	330	333
Deferred income taxes	3,222	3,188
Share-based compensation	12,281	10,029
Changes in operating assets and liabilities	(19,519)	(24,083)
Net cash provided by operating activities	23,006	10,867
Investing activities
Cash paid for business combination, net of cash acquired	(884)	—
Capital expenditures	(876)	(850)
Net cash used in investing activities	(1,760)	(850)
Financing activities
Debt repayments	—	(24,000)
Proceeds from Employee Stock Purchase Plan purchases	716	777
Repurchase of common shares to satisfy employee tax withholding	(1,197)	(742)
Net cash used in financing activities	(481)	(23,965)
Effect of exchange rate changes on cash	(101)	243
Net increase (decrease) in cash and cash equivalents	20,664	(13,705)
Cash and cash equivalents at beginning of period	116,894	73,041
Cash and cash equivalents at end of period	$137,558	$59,336

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2026	2025	2026	2025
Net income	$13,177	$11,710	$22,169	$16,600
Income tax provision	3,565	4,001	5,384	3,960
Income before taxes	16,742	15,711	27,553	20,560
Depreciation of fixed assets	849	964	1,675	1,908
Amortization of internal-use software and intangibles	1,421	1,432	2,848	2,890
Amortization of developed technology acquired	164	167	330	333
Interest expense (income), net	(993)	(290)	(1,914)	(520)
EBITDA (a)	18,183	17,984	30,492	25,171
Share-based compensation	6,293	5,000	12,281	10,029
Other (gains) charges, net	170	(5,456)	287	(5,203)
Other non-operating (income) expense, net	(501)	(1,274)	(654)	(1,372)
Legal settlements, net	—	110	—	225
Adjusted EBITDA (b)	$24,145	$16,364	$42,406	$28,850

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2026	2025	2026	2025
Net income	$13,177	$11,710	$22,169	$16,600
Amortization of developed technology acquired	164	167	330	333
Amortization of internal-use software and intangibles	1,421	1,432	2,848	2,890
Share-based compensation	6,293	5,000	12,281	10,029
Other (gains) charges, net	170	(5,456)	287	(5,203)
Legal settlements, net	—	110	—	225
Tax events (a)	(213)	75	(1,077)	(950)
Income tax adjustments	(1,901)	(1,589)	(3,730)	(3,192)
Adjusted net income (b)	$19,111	$11,449	$33,108	$20,732

Basic weighted average shares outstanding	28,142	27,882	28,122	27,838
Diluted weighted average shares outstanding	28,577	28,397	28,500	28,348

Adjusted basic earnings per share (c)	$0.68	$0.41	$1.18	$0.74
Adjusted diluted earnings per share (c)	$0.67	$0.40	$1.16	$0.73

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$15,173	$15,213	$23,006	$10,867
Capital expenditures	(356)	(217)	(876)	(850)
Free cash flow (a)	$14,817	$14,996	$22,130	$10,017

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures